UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 12, 2008

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OFUTAH	1-8796	87-0407509
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5699

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.

On February 12, 2008, the Board of Directors of Questar Corporation ("Questar" or the "Company") approved restricted stock grants for the named executive officers of the Company and its subsidiaries and approved restricted stock grants or phantom stock grants for non-employee directors.  The Company made the following restricted stock grants:  Mr. Keith O. Rattie – 40,000 shares; Mr. S. E. Parks – 10,000 shares; Mr. Charles B. Stanley – 36,000 shares; Mr. Alan K. Allred – 6,000 shares; Mr. R. Allan Bradley – 7,500 shares. Non-employee directors each received 1,925 shares of restricted stock or phantom stock units. The vesting schedule for all grants is one-third for each of three years beginning in 2010.  All of the grants were made pursuant to the terms of the Company's Long-term Stock Incentive Plan, which last received shareholder approval in May 2001. Copies of the forms of agreement for the restricted stock granted to officers and key employees, the form of agreement for the restricted stock granted to non-employee directors and the form of agreement for the phantom stock granted to non-employee directors are filed as exhibits under Item 9.01 Financial Statements and Exhibits.

b.

On February 12, 2008, the Board of Directors approved a grant of stock options to Mr. Rattie. The option price is $53.83. Mr. Rattie received an option representing 30,000 shares. The option will vest one-third for each of three years beginning in 2010, and expire on February 12, 2016. The grants were made pursuant to the Company’s Long-term Stock Incentive Plan. A copy of the form of agreement for the option grants is attached under Item 9.01 Financial Statements and Exhibits.

c.

The Company's Board of Directors, on February 12, 2008, approved 2008 performance metrics for the Annual Management Incentive Plan  (“AMIP”) Annual Management Incentive Plan  II ("AMIP II ") approved by shareholders in 2005.  The plan metrics include consolidated earnings per share and business unit net income performance metrics.  Other Market Resources performance metrics include net income for its major business units and Questar E&P production and cost targets. Questar Gas's additional performance metrics include customer service and operating and maintenance costs. Questar Pipeline's additional performance metrics are operating and maintenance costs per unit of contract demand and metrics related to the performance of its major pipeline units.  The Board also revised the percentage of base salary available to each of the named executive officers for participation in AMIP II   as follows: Mr. Rattie – 100%; Mr. Parks – 60%; Mr. Stanley – 90%; Mr. Allred – 60%; Mr. Bradley – 60%.  Mr. Stanley’s percentage includes his participation in the Market Resources Employee Plan.

d.

On February 12, 2008, the Company's Board of Directors approved contingent bonuses under the Long-term Cash Incentive Plan (“LTCIP”) for the performance period of 2008 through 2010 and approved the participants in the Plan. The Board also approved the payout for the performance period 2005-2007 and revised the metrics for the Plan to add seven more peer companies and a stock price change modifier. The target bonuses under the LTCIP for the 2008-2010 performance period are: Mr. Rattie - $400,000; Mr. Stanley - $400,000; Mr. Bradley - $200,000.

e.

On February 12, 2008, the Company's Board of Directors appointed Charles B. Stanley to the position of Chief Operating Officer, effective March 1, 2008. He will retain his title of Executive Vice President of the Company and his titles within Questar Market Resources.

Exhibits.

Exhibit No.

Exhibit

10.1

Form of Restricted Stock Agreement dated February 12, 2008, for shares granted to certain key executives.

10.2

Form of Restricted Stock Agreement dated February 12, 2008, for shares granted to other officers and key employees.

10.3

Form of Restricted Stock Agreement dated February 12, 2008, for shares granted to non-employee directors.

10.4

Form of Phantom Stock Agreement dated February 12, 2008, for shares granted to non-employee directors.

10.5

Form of option agreement dated February 12, 2008, for options granted to a key executive.

99.1

Release issued February 13, 2008, by Questar Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

February 15, 2008

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

10.1

Form of Restricted Stock Agreement dated February 12, 2008, for shares granted to certain key executives.

10.2

Form of Restricted Stock Agreement dated February 12, 2008, for shares granted to other officers and key employees.

10.3

Form of Restricted Stock Agreement dated February 12, 2008, for shares granted to non-employee directors.

10.4

Form of Phantom Stock Agreement dated February 12, 2008, for shares granted to non-employee directors.

10.5

Form of option agreement dated February 12, 2008, for options granted to a key executive.

99.1

Release issued February 13, 2008, by Questar Corporation.

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